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                             MASTER LEASE AGREEMENT

This Master Lease Agreement (the "Lease") is made the 19th day of October, 1998 between Leasing Technologies International, Inc., with its principal office at 221 Danbury Road, Wilton, CT 06897 (the "Lessor"), and Netstakes, Inc., with its principal office at 11 West 19th Street, 10th Floor, New York, NY 10011 (the "Lessee"). The parties hereto agree as follows:

1. Lease:

     This Lease establishes the general terms and conditions by which Lessor may lease to Lessee the Equipment (the "Equipment") listed on each Equipment Schedule executed periodically pursuant to this Lease. Each such Equipment Schedule shall incorporate by reference the terms of this Lease, and shall be a separate lease agreement as to the Equipment listed thereon for all purposes, including default. In the event of any conflict between the terms and conditions of this Lease and the terms and conditions of any Equipment Schedule(s) or Rider(s) thereto, the terms and conditions of such Equipment Schedule(s) or Rider(s) shall prevail.

2. Definitions:

     (a) The "Installation Date" means the date determined in accordance with the applicable Equipment Schedule.

     (b) The "Commencement Date" means, as to any item of Equipment designated on any Equipment Schedule where the Installation Date for such item of Equipment falls on the first day of the month, that date, or, in any other case, the first day of the month following the month in which such Installation Date falls.

     (c) The "Daily Rental" means 1/30th of the amount set forth as the monthly rental in the applicable Equipment Schedule.

3. Term of Lease:

     The term of this Lease, as to all Equipment designated on any Equipment Schedule, shall commence on the Installation Date for such Equipment, and shall continue for an initial period ending that number of months as is specified on the applicable Equipment Schedule from the Commencement Date for the last item of Equipment to be installed (the "Initial Term"). The term of this Lease for all such Equipment shall be automatically extended for successive monthly periods until terminated in accordance with Section 13 of this Lease. Any termination shall be effective only on the last day of the Initial Term or the last day of any such successive period.

4. Rental:

     The monthly rental payable hereunder is as set forth in the Equipment Schedule(s). Rental shall begin to accrue on the Installation Date for each item of Equipment and shall be due and payable by Lessee in advance on the first day of each month. If the Installation Date does not fall on the first day of a month, the rental for that period of time from the Installation Date until the Commencement Date shall be an amount equal to the Daily Rental multiplied by the number of days from (and including) the Installation Date to (but not including) the Commencement Date and shall be due and payable on the Installation Date. In addition to the monthly rental set forth in the Equipment Schedule(s), Lessee shall pay to Lessor an amount equal to all taxes paid, payable or required to be collected by Lessor, however designated, which are levied or based on the rental, on the Lease or on the Equipment or on its purchase for lease hereunder, or on its use, lease, operation, control or value (including, without limitation, state and local privilege or excise taxes based on gross revenue), any penalties or interest in connection therewith which are attributable to Lessee's negligence or taxes or amounts in lieu thereof paid or payable by Lessor in respect of the foregoing, but excluding taxes based on Lessor's net income. Personal property taxes assessed on the Equipment during the term hereof shall be paid by Lessee. Lessee agrees that Lessor, or Lessor's agent shall file all required property tax returns and reports and pay all taxes thereon pertaining to the Equipment. In such event, Lessee shall reimburse Lessor or Lessor's agent for all costs and expenses incurred in connection therewith, provided that such costs and expenses (including property taxes) shall not exceed the property taxes pursuant to statutory tax rates and regulations. If requested by Lessor, Lessee agrees to file, on behalf of Lessor, all required property tax returns and reports concerning the Equipment with all appropriate governmental agencies, and, within not more than thirty (30) days after the due date of such filing to send Lessor confirmation of such filing.

     Interest on any past due payments, including but not limited to administrative charges and any other charges or fees arising out of or related to this Lease, shall accrue at the rate of 1 1/2% per month, or if such rate shall exceed the maximum rate allowed by law, then at such maximum rate, and shall be payable on demand. Charges for taxes, penalties and interest shall be promptly paid by Lessee when invoiced by Lessor.


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     As security for the full performance of all of Lessee's obligations under each Equipment Schedule, Lessee shall, simultaneously with the execution and delivery of each Equipment Schedule, deposit with Lessor the amount set forth on such Equipment Schedule. The security deposit shall be promptly returned to Lessee by Lessor upon the expiration of such Equipment Schedule and return or purchase of all Equipment, as the case may be, provided that all Lessee obligations under such Equipment Schedule have been fulfilled.

5. Installation, Use and Quiet Possession of Equipment:

     (a) Lessee, at its own expense, will provide the required suitable electric current to operate the Equipment and appropriate installation facilities as specified by the manufacturer.

     (b) Any equipment, cards, disks, tapes or other items not specified in the Equipment Schedule(s) which are used on or in connection with the Equipment must meet the specifications of the manufacturer and shall be acquired by Lessee at its own expense.

     (c) Lessee shall use the Equipment solely in connection with Lessee's business and for no other purpose. Subject to the preceding sentence, Lessee shall be entitled to unlimited usage of the Equipment without extra charge by Lessor.

     (d) Unless otherwise set forth in the applicable Equipment Schedule, Lessee will at all times keep the Equipment in its sole possession and control. The Equipment shall not be moved from the location stated in the applicable Equipment Schedule without the prior written consent of Lessor.

     (e) After prior notice to Lessor, Lessee may, at its own expense, make alterations in or add attachments to the Equipment provided, such alterations or attachments do not interfere with the normal and satisfactory operation or maintenance of the Equipment or with Lessee's ability to obtain and maintain the maintenance contract required by Section 5(h) hereof. The manufacturer or other organization selected by Lessee and approved in writing by Lessor to maintain the Equipment ("Maintenance Organization") may incorporate engineering changes or make temporary alterations to the Equipment upon request of Lessee. All such alterations and attachments shall be and become the property of Lessor or, at the option of Lessee, shall be removed by Lessee and the Equipment restored, at Lessee's expense, to its original condition as of the Installation Date thereof, reasonable wear and tear only excepted, and upon the removal and restoration, the alteration and/or attachment which was made by Lessee shall become the property of Lessee.

     (f) So long as Lessee is not in default hereunder, neither Lessor nor any party claiming through or under Lessor shall interfere with Lessee's use or possession of any Equipment during the term of this Lease.

     (g) Lessee shall, during the term of this Lease, at its expense, keep the Equipment in good working order and condition and make all necessary adjustments, repairs and replacements and shall not use or permit the Equipment to be used in any manner or for any purpose for which, in the opinion of the manufacturer, the Equipment is not designed or reasonably suitable.

     (h) Unless otherwise set forth in the applicable Equipment Schedule, Lessee shall, during the term of this Lease, at its own expense, enter into and maintain in force a contract with the manufacturer or the Maintenance Organization covering at least prime shift maintenance of each item of Equipment. Such contract shaIl commence upon expiration of the manufacturer's warranty period, if any, relating to such item. Lessee shall furnish Lessor with a copy of such contract(s).

     (i) At the termination of the applicable Equipment Schedule, Lessee at its expense shall return, if permitted by the applicable Equipment Schedule, not less than all the Equipment subject thereto to Lessor (at the location designated by Lessor within the Continental United States) in good operating order, repair, condition and appearance as on the Installation Date, reasonable wear and tear only excepted, with all engineering and safety changes prescribed by the manufacturer or Maintenance Organization incorporated therein. Lessee shall, prior to such termination, arrange and pay for any repairs, changes and manufacturer's certifications as are necessary for the manufacturer or Maintenance Organization to accept the Equipment under contract maintenance at its then standard rates. Lessee shall return all accessories supplied with the Equipment, including but not limited to all manuals, cables and software diskettes. Lessee shall provide within ten days after the effective date of termination of each Equipment Schedule, certification to Lessor from the manufacturer or maintenance organization that the Equipment being returned to Lessor is in good operating order, repair and condition and appearance, reasonable wear and tear only excepted. In the event such certification is not provided as set forth in the preceding sentence, or if the certification discloses any missing items or items requiring repair, Lessee shall promptly pay, after receipt of an invoice therefore, all costs and expenses pertaining to the replacement of any missing items and for the repair of any Equipment. Lessee shall also promptly pay any audit or inspection charges reasonably incurred by Lessor, or if the certification set forth in this section is not provided as set forth in this section, Lessee shall also pay any certification charges reasonably incurred by Lessor in connection with the Equipment.

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6. Leasehold Rights and Inspection:

     (a) Lessee shall have no interest in the Equipment other than the rights acquired as a lessee hereunder and the Equipment shall remain personalty regardless of the manner in which it may be installed or attached. Lessee shall, at Lessor's request, affix to the Equipment, tags, decals or plates furnished by Lessor, indicating Lessor's ownership and Lessee shall not permit their removal or concealment. Lessee shall replace any such tag, decal or plate which may be removed or destroyed or become illegible. Lessee shall keep all Equipment free from any marking or labeling which might be interpreted as a claim of ownership thereof by Lessee or any party other than Lessor or anyone claiming through Lessor.

     (b) Lessee shall keep the Equipment free and clear of all liens and encumbrances except liens or encumbrances arising through the actions or omissions of Lessor. LESSEE SHALL NOT ASSIGN OR OTHERWISE ENCUMBER THIS LEASE OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR except that Lessee may assign this Lease or sublease the Equipment to its parent or any subsidiary corporation, or to a corporation which shall have acquired all or substantially all of the property of Lessee by merger, consolidation or purchase. No permitted assignment or sublease shall relieve Lessee of any of its obligations hereunder.

     (c) Lessor or its agents shall have free access to the Equipment at all reasonable times upon two (2) days notice for the purpose of inspection and for any other purpose contemplated by this Lease. No notice shall be required in the event of emergency or if an Event of Default has occurred. Lessor or its agent shall not cause any material interference with the normal business operation of Lessee.

     (d) Lessee shall immediately notify Lessor of all details concerning any material damage to, or material loss of, the Equipment arising out of any event or occurrence whatsoever, including but not limited to, the alleged or apparent improper manufacture, functioning or operation of the Equipment.

7. No Warranties By Lessor:

     Lessee represents that, at the Installation Date thereof, it shall have (a) thoroughly inspected the Equipment; and (b) determined for itself that all items of Equipment are of a size, design, capacity and manufacture selected by it. Lessee represents that within ten (10) days after the Installation Date thereof, it shall have satisfied itself that the Equipment is suitable for Lessee's purposes. LESSOR SUPPLIES THE EQUIPMENT AS IS AND NOT BEING THE MANUFACTURER OF THE EQUIPMENT, THE MANUFACTURER'S AGENT OR THE SELLER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED AS TO THE EQUIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, QUALITY, CAPACITY, MATERIAL OR WORKMANSHIP OR AS TO PATENT INFRINGEMENT OR THE LIKE, it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee. Lessee agrees to look solely to the manufacturer or to suppliers of the Equipment for any and all warranty claims and any and all warranties made by the manufacturer or the supplier of Lessor are, to the extent to which the same may be assignable, hereby assigned to Lessee for the term of the applicable Equipment Schedule. To the extent such warranty claims or warranties are not assignable to Lessee, Lessor shall, at Lessee's request and expense, pursue for the benefit of Lessee all rights and remedies available to it under such warranty claim or warranty. Lessee agrees that Lessor shall not be responsible for the delivery, installation, maintenance, operation or service of the Equipment or for delay or inadequacy of any or all of the foregoing. Lessor shall not be responsible for any direct or consequential loss or damage resulting from the installation, operation or use of the Equipment or otherwise. Lessee will defend, indemnify and hold Lessor harmless against any and all claims, demands and liabilities arising out of or in connection with the design, manufacture, possession or operation of the Equipment.

8. Risk of Loss on Lessee:

     (a) Beginning on the Installation Date thereof and continuing until the Equipment is either returned to Lessor or purchased by Lessee as provided in this Lease, Lessee relieves Lessor of responsibility for all risks of physical damage to or loss or destruction of the Equipment, howsoever caused. During the term of this Lease as to any Equipment Schedule, Lessee shall, at its own expense, keep in effect "all risk" property insurance and public liability insurance policies covering the Equipment designated in each Equipment Schedule. The public liability insurance policy shall be in such amount as is reasonably acceptable to Lessor. The "all risk" property insurance policy shall be for an amount not less than the replacement cost of the Equipment. Lessor, its successors and assigns and/or such other party as may be designated by any thereof to Lessee, in writing, shall be named as additional insureds and loss payees on such policies, which shall be written by an insurance company of recognized responsibility which is reasonably acceptable to Lessor. Evidence of such insurance coverage shall be furnished to Lessor no later than the Installation Date set forth in the Equipment Schedule(s) and, from time to time, thereafter as Lessor may request. Such policies shall provide that no less than ten days written notice shall be given Lessor and any other party named as loss payee prior to cancellation of such policies for any reason. To the extent of Lessor's interest therein, Lessee hereby irrevocably appoints Lessor or any other party named as loss payee

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as Lessee's attorney-in-fact coupled with an interest to make claim for, receive payment of, and execute any and all documents that may be required to be provided to the insurance carrier in substantiation of any such claim for loss or damage under said insurance policies, and to endorse Lessee's name to any and all drafts or checks in payment of the loss proceeds.

     (b) If any item of Equipment is rendered unusable as a result of any physical damage to, or destruction of, the Equipment, Lessee shall give to Lessor prompt notice thereof and this Lease shall continue in full force and effect without any abatement of rental. Lessee shall determine, within thirty
(30) days after the date of occurrence of such damage or destruction, whether such item of Equipment can be repaired. In the event Lessee determines that the item of Equipment cannot be repaired, Lessee shall either, at its expense, promptly replace such item of Equipment and convey title to such replacement to Lessor free and clear of all liens and encumbrances, and this Lease shall continue in full force and effect as though such damage or destruction had not occurred, or pay Lessor therefor in cash the Stipulated Loss Value (defined below) within sixty (60) days of such loss or damage at which time all obligations under this Lease as it relates to such item of Equipment shall terminate except with respect to any unsatisfied obligations which have accrued with respect to such item of Equipment prior to such termination. "Stipulated Loss Value," as used herein, shall be an amount as shown on Exhibit A to the applicable Equipment Schedule. In the event Lessee determines that such item of Equipment can be repaired, Lessee shall cause such item of Equipment to be promptly repaired. All proceeds of insurance received by Lessor, the designated loss payee or Lessee under the policy referred to in the preceding paragraph of this Section shall be applied to reimburse Lessee for (i) the cost of any such repair or replacement as long as Lessee shall not be in default for payment of any of its obligations hereunder, (ii) the Stipulated Loss Value paid to Lessor and (iii) any rental installments paid to Lessor for such item of Equipment during the time Equipment was unusable as a result of such physical damage or destruction.

9. Events of Default and Remedies:

     The occurrence of any one of the following shall constitute an Event of Default hereunder:

     (a) Lessee fails to pay an installment of rent on or before the date when the same becomes due and payable and such failure continues for a period of ten days;

     (b) Lessee attempts to remove, sell, transfer, encumber, sublet or part with possession of the Equipment or any items thereof, except as expressly permitted herein;

     (c) Lessee shall fail to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder and such failure shall continue uncured for ten (10) days after written notice thereof to Lessee by Lessor or the then assignee hereof;

     (d) Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition of bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of the petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation;

     (e) Within thirty (30) days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty
(30) days after the appointment without Lessee's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated; and

     (f) Lessee defaults in the performance or observation of any material term, condition or covenant of any loan agreement, indenture, trust agreement, lease or similar agreement to which Lessee is a party involving an obligation by Lessee to pay more than $100,000 and such default continues beyond any applicable cure period; provided however, that if such default should occur and be cured in accordance with the terms of such similar agreements, or if a waiver of default is provided with respect to such default, no Event of Default shall be deemed to have occurred under this Section 9(f).

     Upon the occurrence of an Event of Default, Lessor may at its option do any one or more of the following: (i) by notice to Lessee terminate this Lease as to any or all Equipment Schedules; (ii) whether or not this Lease is terminated as to any or all Equipment Schedules, take possession on not less than three (3) days' notice of any or all of the Equipment listed on any or all Equipment Schedules, wherever situated, and for such purpose, enter upon any premises without liability for so doing (except for Lessor's gross negligence or intentional misconduct) or Lessor may cause Lessee and Lessee hereby agrees, to return said
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Equipment to Lessor as provided in this Lease; (iii) recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, all past due amounts as well as an amount equal to the present value of all monies to be paid by Lessee during the remaining Initial Term or any successive period then in effect, calculated by discounting at the rate of six percent (6%) per annum compounded monthly, which payment shall become immediately due and payable; and
(iv) sell, dispose of, hold, use or lease any Equipment as Lessor in its sole discretion may determine (and Lessor shall not be obligated to give preference to the sale, lease or other disposition of the Equipment over the sale, lease or other disposition of similar equipment owned or leased by Lessor).

     In the event that Lessee shall have first paid to Lessor or its assigns the liquidated damages referred to in (iii) above, Lessee shall thereafter be entitled to receive all rentals or proceeds received from any reletting or sale of the Equipment during the balance of the Initial Term (after deduction of Lessor's expected residual value of the Equipment at the expiration of the Initial Term or any extension thereof and of all reasonable expenses incurred in connection therewith) said amount never to exceed the amount of the liquidated damages paid by Lessee. Lessee agrees that Lessor shall have no obligation to sell the Equipment. Lessor shall mitigate damages in accordance with applicable law. Lessee shall in any event remain fully liable for reasonable damages as provided by law and for all reasonable costs and expenses incurred by Lessor or its assigns on account of such default including but not limited to all court costs and reasonable attorney's fees. Lessee hereby agrees that, in any event, it will be liable for any deficiency after any lease or other disposition of the Equipment. The rights afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

10. Net Lease:

     Except as otherwise specifically provided in this Lease, it is understood and agreed that this is a net lease, and that, as between Lessor and Lessee, Lessee shall be responsible for all costs and expenses of every nature whatsoever arising out of or in connection with or related to this Lease or the Equipment (including, but not limited to, equipment inspection, tagging, transportation in and out, rigging, manufacturer's approved packing, installation, certification costs and disconnect charges). Lessee hereby agrees that in the event that Lessee fails to pay or perform any obligation under this Lease, Lessor may, at its option, pay or perform said obligation and any payment made or expense incurred by Lessor in connection therewith shall become additional rent which shall be due and payable by Lessee upon demand. Lessee acknowledges that Lessor may, from time to time, and at Lessee's request, execute and deliver purchase orders pertaining to the purchase of equipment to be leased pursuant to this Lease. Lessee agrees that it will indemnify and hold Lessor harmless from and against any and all loss, cost, liability and expense that Lessor may incur as a result of the execution and delivery of such purchase orders.

11. Assignment:

     Lessee agrees that Lessor may transfer or assign all or any part of Lessor's right, title, and interest in, under or to the Equipment and this Lease and any or all sums due or to become due pursuant to any of the above, to any third party (the "Assignee") for any reason and that the Assignee may so re-assign and transfer. Lessee agrees that upon receipt of written notice from Lessor or Assignee of such assignment, Lessee shall perform all of its obligations hereunder for the benefit of Assignee and any successor assignee and, if so directed, shall pay all sums due or to become due thereunder directly to the Assignee or to any other parry designated by the Assignee. Lessee hereby covenants, represents and warrants as follows and agrees that the Assignee and any successor assignee shall be entitled to rely on and shall be considered a third party beneficiary of the following covenants, representations and warranties: (i) Lessee's obligations hereunder are absolute and unconditional and are not subject to any abatement, reduction, recoupment, defense, offset or counterclaim available to Lessee for any reason whatsoever including operation of law, defect in the Equipment, failure of Lessor or Assignee to perform any of its obligations hereunder or for any other cause or reason whatsoever, whether similar or dissimilar to the foregoing; (ii) Lessee shall not look to Assignee or any successor assignee to perform any of Lessor's obligations hereunder;
(iii) Lessee will not amend or modify this Agreement without the prior written consent of the Assignee and any successor assignee; and (iv) Lessee will send a copy to Assignee and any successor assignee of each notice which Lessee sends to Lessor. Lessor hereby agrees that the Lease shall not be amended or modified without Lessee's consent.

12. Representations and Warranties of Lessee and Lessor:

     Lessee represents and warrants to Lessor and its assigns, as follows:

     1. The execution, delivery and performance of this Lease has been duly authorized and, upon execution by Lessor and Lessee, will constitute a valid obligation binding upon and enforceable against Lessee in accordance with its terms, subject to laws governing creditors' rights;

     2. The performance by Lessee will not result in any breach, default or violation of, Lessee's certificate of incorporation or by-laws or any agreement to which Lessee is a party;

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     3. Lessee is in good standing in its jurisdiction of incorporation and in any jurisdiction in which any of the Equipment is to be located; and

     4. Any and all financial statements or other information with respect to Lessee heretofore furnished by Lessee to Lessor was, when furnished, and remains at the time of execution of this Lease, true and complete.

     Lessor represents and warrants to Lessee as follows:

     1. The execution, delivery and performance of this Lease has been duly authorized and, upon execution by Lessor and Lessee, will constitute a valid obligation binding upon and enforceable against Lessor in accordance with its terms, subject to laws governing creditors' rights; and

     2. The performance by Lessor will not result in any breach, default or violation of, Lessor's certificate of incorporation or by-laws or any agreement to which Lessor is a party;

     The foregoing representations and warranties shall survive the expiration or termination of this Lease.

13. End of Lease:

     Provided (i) no Event of Default has occurred and is continuing and (ii) Lessee has made all payments in accordance with the Lease, upon written notice furnished by Lessee no later than four (4) months prior to the expiration of the Initial Term, Lessee shall, with respect to each Equipment Schedule elect only such alternatives as may be set forth on the Equipment Schedule.

     To the extent that any of such alternatives involves a determination of Fair Market Value, the Fair Market Value shall be defined and determined by the provisions of this Section. For purposes hereof, Fair Market Value shall mean the amount that would obtain in a retail arm's length transaction between an informed and willing lessee-buyer in possession and an informed and willing lessor-seller. Rental charges previously paid pursuant to the applicable Equipment Schedule shall have no effect on the determination of Fair Market Value. Unless otherwise stated in the Equipment Schedule: the Fair Market Value for items set forth on the Equipment Schedule which do not have a readily ascertainable market value, (including but not limited to software, cabling and certain equipment) shall be determined by multiplying the Lessor's acquisition cost of such items by a fraction, the numerator of which shall be the Fair Market Value of the other items and the denominator of which shall be the Lessor's acquisition cost of such other items; and the determination of Fair Market Value shall be based upon the assumption that all items set forth on the Equipment Schedule or included with the Equipment may be transferred to, and used by, a third party user. In such determination, all alternative uses in the hands of each buyer or lessee, including, without limitation, the further leasing of the Equipment shall be taken into account in making such determination.

     Not less than ninety (90) days prior to the end of the Initial Term, Lessee may provide written notice to Lessor of Lessee's intention to exercise the purchase or extension option described above. If, on or before a date sixty (60) days prior to the expiration of the Initial term Lessor and Lessee are unable to agree upon a determination of the fair market value of the Equipment, such Fair Market Value shall be determined in accordance with the procedure for appraisal as described below. After a determination of the Fair Market Value of the Equipment has been made in accordance with the procedure described below, Lessee may exercise its option to purchase the Equipment for the Fair Market Value thereof by delivering written notice to Lessor not more than ten (10) days after completion of appraisal as described below.

     Appraisal shall mean a procedure whereby two independent appraisers, neither of whom shall be a manufacturer of such Items of Equipment, one chosen by Lessee and one by Lessor, shall mutually agree upon the amount in question based upon the definition set forth below. Each party shall deliver a written notice to the other party appointing its appraiser on or before a date sixty days prior to the expiration of the Initial Term. If within fifteen (15) days after appointment of the two appraisers as described above, the two appraisers are unable to agree upon the amount in question, a third independent appraiser, who shall not be a manufacturer of such Items of Equipment, shall be chosen within five (5) business days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by an authorized representative of the American Arbitration Association or any organization successor thereof. The decision of the third appraiser so appointed and chosen shall be given ten (10) business days after the selection of such third appraiser. The decision of the third appraiser shall solely determine the amount in question. The costs of such appraisers shall be shared equally by Lessee and Lessor. The Lease, including the obligation to pay monthly rentals, shall remain in effect pending the determination of Fair Market Value.

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14. Additional Collateral:

     In order to secure the prompt and full performance of all of Lessee's obligations (the "Obligations") arising under the Lease, the Lessee hereby grants to Lessor a first priority security interest in the assets set forth on Exhibit A annexed hereto and made a part hereof, as additional collateral (the "Collateral") for the performance of the Obligations. Lessee agrees to deliver to Lessor, at any time or times hereafter, any Uniform Commercial Code financing statements and amendments and all other agreements, documents and instruments requested by Lessor to perfect and maintain Lessor's security interest in the Collateral and pay any cost incurred in connection with the filing or recording of such documents, agreements or instruments. Lessee represents and warrants that it has title to the equipment, free and clear of all liens, claims or encumbrances and that the obligations pertaining to the other Equipment subject to this Lease shall apply to the Collateral, including but not limited to the obligation to adequately insure and maintain the Collateral and to inform Lessor of any change in the location of the Collateral. Upon a default under the Lease in the payment or performance of any of the Obligations which continues beyond any grace or cure periods, Lessor shall have all of the rights of a secured party under the Uniform Commercial Code. The lien set forth herein shall be released by Lessor when Lessee achieves net income in excess of $100,000 in each of two consecutive calendar quarters.


15. Miscellaneous:

     (a) During the term of this Lease, Lessee hereby agrees to deliver to Lessor or Assignee and any successor assignee a copy of Lessee's monthly unaudited financial statements, and the annual financial budget for the upcoming year as soon as available and as it may be adjusted during the year. Lessee shall also furnish, as soon as available and in any event within ninety (90) days after the last day of Lessee's fiscal year a copy of Lessee's annual audited statements and consolidating and consolidated balance sheet, if any, as of the end of such fiscal year, accompanied by the opinion of an independent certified public accounting firm of recognized standing. The Lessee shall furnish such other financial information as may be reasonably requested by Lessor, including but not limited to any material changes in budgets or financial reports furnished to the Lessee's Board of Directors or Shareholders. Notwithstanding the foregoing, after Lessee has completed an initial public offering of not less than fifteen million dollars ($15,000,000), Lessee shall only be required to deliver (1) a copy of Lessee's quarterly unaudited financial statements, (2) a copy of Lessee's annual audited statements and consolidating and consolidated balance sheet, if any, as of the end of such fiscal year, accompanied by the opinion of an independent certified public accounting firm of recognized standing, and (3) all public filings made by Lessee with the Securities and Exchange Commission.

     (b) This Lease constitutes the entire agreement between Lessee and Lessor with respect to the Equipment, and except as agreed upon in writing no covenant, condition or other term or provision hereof may be waived or modified orally.

     (c) All notices hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, or by facsimile transmission (confirmed by registered mail as set forth in this section) to the address of the other party as set forth herein or to such other address as such party shall have designated by proper notice.

     (d) This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns (including any subsequent assignee of Assignee).

     (e) If any term or provision of this Lease or the application thereof to any person is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such provision to the person other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     (f) No waiver of any of the terms and conditions hereof shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. The subsequent acceptance of rental payments hereunder by Lessor shall be deemed a waiver of any prior existing breach by Lessee relating to the payment of rent, provided (a) Lessor has knowledge of such prior existing breach at the time of such rental payments and (b) at the time Lessor accepts such rental payments, Lessee is not then in default under any other obligations arising under the Lease.

     (g) Lessor is hereby authorized by Lessee to cause this Lease or other instruments, including Uniform Commercial Code Financing Statements to be filed or recorded for the purpose of showing Lessor's interest in the Equipment and Lessee agrees that Lessor may execute such instruments for and on behalf of Lessee. All filing fees reasonably incurred by Lessor in connection therewith and filing fees incurred by Lessor's assignees in perfecting security interests shall be paid by Lessee or reimbursed to Lessor by Lessee.

     (h) No consent or approval provided for herein shall be binding upon Lessor unless signed on its behalf by an officer of Lessor. THIS LEASE AND EACH EQUIPMENT SCHEDULE SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CONNECTICUT AND SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF SUCH STATE. The Lessee accepts for itself the non-exclusive jurisdiction of any Federal or State court of competent jurisdiction in the State of Connecticut in any action, suit or proceeding of any kind against it which arises out of or by reason of this Lease or any Equipment Schedule.

     (i) Lessee acknowledges that the late payment by Lessee to Lessor of monthly rental and other sums due hereunder will cause Lessor harm and to incur costs not contemplated by this Lease, the precise amount and severity of which will be difficult to ascertain. Such costs include, but are not limited to, administrative, accounting and legal charges which Lessor may incur due to such late payment. Accordingly, if any monthly rent or any other sum due from Lessee shall not be received by Lessor or Lessor's assignee within twenty (20) days after the same is due, Lessee shall pay to Lessor or Lessor's assignee a late charge equal to five per cent (5%) of such overdue amount monthly until such overdue amount is paid. Lessee acknowledges that such late charge represents a fair and reasonable estimate of the cost Lessor will incur by reason of a late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default, if any, with respect to such overdue amounts, nor prevent Lessor from exercising any of the other rights and remedies which Lessor may have pursuant to this Lease.

     (j) The obligations which Lessee and Lessor are required to perform during the term of this Lease shall survive the expiration or other termination of this Lease.

     (k) Notwithstanding anything to the contrary in this Lease, wherever consent or approval of Lessor or Lessee is required hereunder such consent or approval shall not be unreasonably withheld or delayed.

     (l) Lessee will promptly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may reasonably request in order to effectuate the intent and purpose of this Lease and to establish and protect the rights, interests and remedies intended to be created in favor of Lessor hereunder, including without limitation, the execution and filing of financing statements and continuation statements with respect to this Lease, the Equipment and any Equipment Schedule. Lessee authorizes Lessor to effect any such filing and Lessor's reasonable expenses (together with the reasonable expenses of Lessor's assignees in this regard) shall be payable by Lessee on demand.

LESSOR:                                         LESSEE:

Leasing Technologies                            Netstakes, Inc.
International, Inc.


BY: /s/ George A. Parker                        BY: /s/ Christopher Bragas
    ---------------------------                     ------------------------
NAME: George A. Parker                          NAME: Christopher Bragas
TITLE: Executive Vice President                 TITLE: CFO
DATE:  4/8/99                                   DATE: 3/9/99

                                    EXHIBIT A
                                       TO
           MASTER LEASE AGREEMENT DATED OCTOBER 19, 1998 (THE "LEASE")
         BETWEEN LEASING TECHNOLOGIES INTERNATIONAL, INC. (THE "LESSOR")
                       AND NETSTAKES, INC. (THE "LESSEE")
                                   Collateral

     Accounts receivable now owned or hereafter acquired and all proceeds thereof, but in no case exceeding 50% of the Purchase Price of the Equipment subject to the Lease, but in no case in excess of $500,000. "Accounts Receivable" means all accounts receivable of Debtor, including but not limited to (i) all notes, drafts, acceptances and other instruments representing or evidencing a right to payment for goods sold or leased, or services rendered, whether or not earned by performance; (ii) all general intangibles of Debtor that constitute debts, obligations or liabilities owed to Debtor arising out of or in connection with such accounts receivable; (iii) all of Debtor's chattel paper of every kind and description from account debtors including all additions thereto and substitutions therefor; (iv) all files, records (including, without limitation computer programs, disks, tapes and related electronic data processing media) and writings of Debtor or in which Debtor has an interest in any way relating to the foregoing property and all rights of Debtor to the retrieval from third parties of electronically processed and recorded information pertaining to any of such property; (v) all of Debtor's documents and instruments constituting or evidencing the foregoing and (vi) all guaranties and securities for, and all proceeds of any of the foregoing.

LESSOR:                                         LESSEE:

Leasing Technologies                            Netstakes, Inc.
International, Inc.


BY: /s/ George A. Parker                        BY: /s/ Christopher Bragas
    ---------------------------                     ------------------------
NAME: George A. Parker                          NAME: Christopher Bragas
TITLE: Executive Vice President                 TITLE: CFO
DATE:  4/8/99                                   DATE: 3/9/99